Exhibit 10.24

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

LEASE AGREEMENT

by and between

[***], as Landlord

and

CIPHER MINING TECHNOLOGIES INC., as Tenant

Site: [***] Power Plant

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

TABLE OF CONTENTS

1.	Definitions	1
2.	Lease Grant	4
3.	Term; Renewal Option; Acceptance of Premises; Delivery of Interconnection Electric Facilities Premises.	5
4.	Fixed Rent	6
5.	Tenant’s Use of Premises	6
6.	Landlord Work	7
7.	Tenant Improvements	7
8.	Waiver of Property Claims; No Subrogation	8
9.	Repairs and Alterations	8
10.	Project	9
11.	Assignment and Subletting	10
12.	Landlord’s Representations	11
13.	Indemnity	11
14.	Insurance	12
15.	[Intentionally Omitted]	12
16.	Casualty Damage	12
17.	Condemnation	12
18.	Events of Default	13
19.	Remedies	13
20.	Limitation of Liability	14
21.	Tenant’s Right to Possession	14
22.	Landlord’s Default and Tenant’s Remedies	14
23.	Holding Over	15
24.	Subordination to Mortgages; Financial Statements; Estoppel Certificates	15
25.	Attorneys’ Fees	15
26.	Notice	16
27.	Surrender of Premises	16
28.	Hazardous Materials	17
29.	Miscellaneous	17

Exhibit A Outline and Location of Premises and Access Areas

Exhibit A-1 Interconnection Electric Facilities Premises

Exhibit B Legal Description of Site

Exhibit C Rules and Regulations

Exhibit D Acceptance of Possession Certificate

Exhibit E Work Letter

Exhibit F Insurance Requirements

Exhibit G Landlord’s On-Site Terms and Conditions

Exhibit H Drug and Background Investigations

Exhibit I Privacy and Information Security

Exhibit J Interconnection Electric Facilities

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.24

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into between [***], a Delaware limited liability company (“Landlord”), and CIPHER MINING TECHNOLOGIES INC., a Delaware corporation (“Tenant”), effective as of the Effective Date.

1. Definitions. Any capitalized terms used in this Lease but not defined in this Section 1 shall have the meanings given them in the body of this Lease. The following terms used in this Lease are defined as set forth below:

“Access Areas” means the portions of the Site that are designated by Landlord for Tenant to access the Premises or that provide access to the Landlord’s Equipment, as applicable. The Access Areas are shown on Exhibit A. The parties acknowledge that, except as set forth in this Lease, the Access Areas are non-exclusive to Tenant, and may be used in common with Landlord and third parties.

“Affiliate” means any person or entity controlling, controlled by or under common control with Tenant or Landlord, as applicable.

“Alterations” has the meaning assigned to such term in Section 9 of this Lease.

“Business Day(s)” means Monday through Friday of each week, exclusive of Holidays.

“Buyer Completion Date” has the meaning assigned to such term in Section 1.01 of the Purchase Agreement.

“Claims” means all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys’ fees and other professional fees that may be imposed upon, incurred by or asserted against any of such indemnified parties.

“Contamination” means the existence, release, or disposal of a Hazardous Material at or from the Site which may result in any liability, fine, use restriction, cost recovery lien, Remediation, adverse impact to air quality, or government or private party action affecting any Landlord Party or Tenant Party, as applicable.

“Default” has the meaning assigned to such term in Section 18 of this Lease.

“Delivery Date” has the meaning assigned to such term in Section 3(a) of this Lease.

“Energy Agreement” means that certain Power Purchase Agreement executed by Tenant and Luminant ET Services LLC regarding Tenant’s purchase of electricity generated at the Site, as the same may be amended, modified, supplemented and restated from time to time.

“EO 13224” has the meaning assigned to such term in Section 29(k) of this Lease.

“Facility” means the [***] Power Plant, located at [***].

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

“Fixed Rent” means fixed or minimum annual rent in an amount equal to $[***] for each calendar year of the Term.

“Hazardous Material” means any substance the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws or which is now or hereafter defined, listed or regulated by any governmental authority as a “hazardous waste”, “extremely hazardous waste”, “solid waste”, “toxic substance”, “hazardous substance”, “hazardous material” or “regulated substance”, or otherwise regulated under any Laws.

“Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day.

“Initial Term” means the period beginning on the Effective Date and continuing until the Initial Delivery Date (as such term is defined in the Energy Agreement) or, if applicable pursuant to the Purchase Agreement, the Buyer Completion Date, unless earlier terminated in accordance with this Lease. The first “month” of the Initial Term shall commence on the Effective Date and end on the last day of the first full calendar month occurring after the Effective Date (i.e., the calendar month in which the Effective Date occurs if the Effective Date is the first day of a calendar month, but otherwise the period between the Effective Date and the last day of the first full calendar month following the calendar month in which the Effective Date occurs).

“Interconnection Electric Facilities” means a new 345/34.5 kV electrical substation and associated equipment, to be constructed by Landlord within the Interconnection Electric Facilities Premises in accordance with the plans and specifications set forth on Exhibit J attached to this Lease.

“Interconnection Electric Facilities Premises” means that certain portion of the Premises upon which the Interconnection Electric Facilities shall be constructed, as more particularly set forth on Exhibit A-1 attached to this Lease.

“Interconnection Electric Facilities Premises Delivery Condition” has the meaning assigned to such term in Section 3(d) of this Lease.

“Interconnection Electric Facilities Premises Delivery Date” has the meaning assigned to such term in Section 3(d) of this Lease.

“Landlord Parties” means Landlord, its trustees, Affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, Mortgagee(s) and agents.

“Landlord Work” means the construction of the Interconnection Electric Facilities and ancillary facilities, in accordance with the plans and specifications set forth on Exhibit J attached hereto and made a part herein.

“Landlord’s Equipment” shall have the meaning assigned to such term in Section 9(b) of this Lease.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

“Laws” means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including the Americans with Disabilities Act and any other law pertaining to disabilities and architectural barriers (collectively, “ADA”), and all laws pertaining to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq., and all restrictive covenants existing of record, including any declarations development agreements.

“Mortgage” has the meaning assigned to such term in Section 24 of this Lease.

“Mortgagee” has the meaning assigned to such term in Section 24 of this Lease.

“OFAC” has the meaning assigned to such term in Section 29(k) of this Lease.

“Operations Term” means the period beginning on the first day immediately following the end of the Initial Term and ending on the date that is approximately sixty (60) months thereafter, unless earlier terminated in accordance with this Lease, and subject to extension for the Renewal Term in accordance with Section 3(b). The first “month” of the Operations Term shall commence on the Initial Delivery Date or Buyer Completion Date (as applicable) and end on the last day of the first full calendar month thereafter (i.e., the calendar month in which the Initial Delivery Date or Buyer Completion Date, as applicable, occurs if the Initial Delivery Date or Buyer Completion Date, as applicable, is the first day of a calendar month, but otherwise the period between the Initial Delivery Date or the Buyer Completion Date, as applicable, and the last day of the first full calendar month following the calendar month in which the Initial Delivery Date or the Buyer Completion Date, as applicable, occurs).

“Permitted Use” has the meaning assigned to such term in Section 5 of this Lease.

“Premises” means the leased premises in the area(s) depicted on Exhibit A to this Lease, including (a) from and after the Interconnection Electric Facilities Premises Delivery Date, the Interconnection Electric Facilities Premises, and (b) any portion(s) of any Access Area that are or become exclusively used by the Tenant Parties during the Term.

“Project” has the meaning assigned to such term in Section 5 of this Lease.

“Property” means the portion(s) of the Site on which the Facility and Access Areas (other than portion(s) of the Access Areas located within the Premises, if any) are located. For the avoidance of doubt, the Property does not include the Premises, including the Interconnection Electric Facilities Premises from and after the Interconnection Electric Facilities Premises Delivery Date, all of which are intended to be for the exclusive occupancy and use of Tenant during the applicable Term.

“Purchase Agreement” has the meaning assigned to such term in Section 6 of this Lease.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

“Regulations” means all access, security, safety and other rules and regulations applicable to the Site including, without limitation, those set forth on Exhibit C and Exhibit G attached to this Lease, as the same may be adopted (and modified) by Landlord from time to time, to the extent any amendments or modifications to same will not unreasonably interfere with Tenant’s use of the Premises, impair the rights of Tenant or increase Tenant’s obligations hereunder; and further provided that that Tenant shall not be required to comply with any amendments or modifications thereto until Tenant has received a written copy of same.

“Remediation” has the meaning assigned to such term in Section 28 of this Lease.

“Renewal Term” has the meaning assigned to such term in Section 3(b) of this Lease.

“Site” means the tracts or parcels of land comprising the Property and the Premises, collectively, as more fully described on Exhibit B.

“Taking” has the meaning assigned to such term in Section 17 of this Lease.

“Tenant Improvements” has the meaning assigned to such term in Section 7 of this Lease.

“Tenant Parties” means Tenant, its trustees, Affiliates, subsidiaries, members, managers, principals, beneficiaries, partners, officers, directors, shareholders, employees, contractors, and agents.

“Tenant’s Personal Property” has the meaning assigned to such term in Section 10 of this Lease.

“Term” means, collectively (as applicable), the Initial Term and the Operations Term.

“Time Sensitive Default” has the meaning assigned to such term in Section 18 of this Lease.

“Transfer” has the meaning assigned to such term in Section 11 of this Lease.

“UCC” has the meaning assigned to such term in Section 10 of this Lease.

2. Lease Grant. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use the Access Areas, subject to the terms of this Lease. Tenant’s use of the Premises and Access Areas shall be subject to all applicable Laws and Regulations. Tenant shall have access to the Premises 24 hours per day, 7 days per week, subject to access procedures required by Landlord, the Regulations, Force Majeure, emergencies, governmental restrictions, casualty, condemnation and other limitations set forth in this Lease; provided, Landlord shall have no liability if Tenant is prevented access for any reason, except as expressly provided herein. Landlord agrees to use commercially reasonable efforts to restore Tenant’s use of and access to the Premises as soon as practicable after any such occurrence, and Tenant agrees to provide prompt written notice to Landlord following any such loss or impairment of its access. Notwithstanding anything contained herein to the contrary, Landlord agrees that in the event Tenant is not able to access the Premises (or any portion thereof)

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

for any reason other than those referenced above for a period of ten (10) consecutive days following delivery of the notice described above, then Tenant may pursue its remedies under Section 22 of this Lease upon expiration of such ten (10) day-period. For the avoidance of doubt, Tenant will not be required to wait until the expiration of such 30-day or 90-day period, as applicable, as specified under Section 22 to pursue its remedies under this Section 2, but may do so immediately after the expiration of such 10-day period.

3. Term; Renewal Option; Acceptance of Premises; Delivery of Interconnection Electric Facilities Premises.

(a) Term. This Lease shall commence on the Effective Date and expire on the last day of the Term. Landlord will use commercially reasonable efforts to deliver the Premises (excluding the Interconnection Electric Facilities Premises) to Tenant on the Effective Date for the purpose of installing the Tenant Improvements. The actual date of delivery of the Premises (excluding the Interconnection Electric Facilities Premises) to Tenant, whether such occurs on or after the Effective Date, shall be referred to herein as the “Delivery Date”. Notwithstanding the foregoing, if Landlord is delayed in delivering possession of the Premises (excluding the Interconnection Electric Facilities Premises) to Tenant by the Effective Date due to any reason, such delay shall not be a default by Landlord, render this Lease void or voidable, or otherwise render Landlord liable for damages. For the avoidance of doubt, Tenant’s access to the Interconnection Electric Facilities Premises between the Effective Date and the Interconnection Electric Facilities Premises Delivery Date shall be governed by the Purchase Agreement. Notwithstanding anything contained in this Lease to the contrary, it shall be a condition precedent to the effectiveness of this Lease that the Merger Transaction (as such term is defined and described in the Purchase Agreement) shall have occurred on or before August 31, 2021. Promptly following the closing of the Merger Transaction, Tenant shall provide Landlord with written notice thereof and the date of such written notice from Tenant to Landlord shall be deemed to be the “Effective Date” for all purposes under this Lease. If the Merger Transaction does not occur on or before August 31, 2021, then this Lease shall automatically terminate as of such date and thereafter be of no further force or effect, unless Landlord expressly agrees to extend such date (such agreement not to be unreasonably withheld, conditioned or delayed).

(b) Renewal Option. This Lease automatically renews for a period of one (1) year to commence upon expiration of the Operations Term, unless either party provides written notice of termination to the other party as provided herein at least six (6) months prior to expiration of the Operations Term (the “Renewal Term”). The Renewal Term shall be subject to all of the terms and conditions of this Lease. If extended, the Operations Term as used herein shall automatically be deemed to include the Renewal Term.

(c) Acceptance of Premises. The Premises (excluding the Interconnection Electric Facilities Premises until the Interconnection Electric Facilities Premises Delivery Date) are accepted by Tenant in “as is” condition and configuration, subject only to the last sentence of this Section 3(c). Except as expressly provided herein, Tenant’s occupancy of any portion of the Premises is conclusive evidence that Tenant accepts the Premises (excluding the Interconnection Electric Facilities Premises until the Interconnection Electric Facilities Premises Delivery Date) as suitable for the purposes for which they are leased and waives any defects in the Premises. Except as expressly provided herein, Tenant acknowledges that neither Landlord nor any other

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Landlord Party has made, and Tenant waives, any representation or warranty with respect to the Premises or any other portion of the Site including, without limitation, any representation or warranty of any kind, express or implied, with respect to the suitability or fitness of the Premises or any other portion of the Site for the conduct of Tenant’s business. Except as expressly provided herein, Tenant has not relied on any representations and warranties made by Landlord, any of Landlord’s agents or any other Landlord Party. Nothing in this Section 3(c) shall relieve Landlord from any of its express repair or maintenance obligations under Section 9(b) of this Lease or its Landlord Work obligations under Section 3(d) and Exhibit J of this Lease.

(d) Delivery of Interconnection Electric Facilities Premises. Landlord shall deliver the Interconnection Electric Facilities Premises to Tenant with the Landlord Work substantially complete, in accordance with and otherwise subject to the terms and conditions of the Purchase Agreement (the “Interconnection Electric Facilities Premises Delivery Condition”). Landlord will use commercially reasonable efforts to deliver the Interconnection Electric Facilities Premises to Tenant within one (1) year after the Effective Date. Landlord and Tenant shall, on the date of delivery of the Interconnection Electric Facilities Premises (the “Interconnection Electric Facilities Premises Delivery Date”), execute and deliver to the other party an Acceptance of Possession Certificate in the form of Exhibit D attached hereto; provided, however, that the failure to execute and deliver the Acceptance of Possession Certificate shall not affect in any manner either party’s rights or obligations pursuant to this Lease. After the Interconnection Electric Facilities Premises Delivery Date and during the Term thereafter, (i) the Interconnection Electric Facilities shall constitute Tenant Improvements for all purposes of this Lease, (ii) the Interconnection Electric Facilities Premises shall constitute part of the Premises for all purposes of this Lease, and (iii) Landlord shall have no obligation to perform or cause to be performed any maintenance or repair work to the Interconnection Electric Facilities or otherwise in the Interconnection Electric Facilities Premises, except as expressly set forth in this Lease.

4. Fixed Rent. Fixed Rent shall be due and payable in advance, annually, on the first day of each calendar year during the Term, without notice, demand or setoff, provided that the Fixed Rent for the first full calendar year of the Term shall be payable upon the execution of this Lease by Tenant. Tenant’s covenant to pay Fixed Rent is independent of every other covenant in this Lease. All Fixed Rent will be paid to Landlord at the following address: [***], Texas [***] (or at such other address as Landlord may specify by written notice to Tenant). Notwithstanding anything contained herein to the contrary, it will not be an Event of Default unless Tenant fails to pay Fixed Rent to Landlord within 15 days after receipt of written notice from Landlord to Tenant that the same is due.

5. Tenant’s Use of Premises.

(a) Permitted Uses. The Premises may be used only for the operation of portable container(s) and all equipment therein (including, without limitation, all computer servers, cooling equipment and backup power supplies and equipment) to be connected to Landlord’s power generating equipment within the Interconnection Electric Facilities Premises for Tenant’s (or Tenant’s Affiliates or any permitted successor thereto) receipt of electrical power to such portable containers (the “Project”), as more particularly set forth on Exhibit A, and uses related and ancillary thereto (the “Permitted Use”) and for no other use whatsoever. Tenant shall not use or knowingly permit the use of the Premises for any purpose which is illegal, creates obnoxious odors, excessive noises or vibrations, is dangerous to persons or property, increases Landlord’s insurance costs, or which, in Landlord’s reasonable opinion, interferes with the operation or maintenance of the Property.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

(b) Use; Compliance with Laws and Regulations. Tenant shall at all times operate the Project in a manner consistent with a reasonably prudent operator of a data center for digital currency mining facility. Tenant shall (and shall cause all Tenant Parties to) comply in all material respects with all Laws applicable to the Permitted Use and the Regulations (including, specifically, the provisions of Exhibit G and Exhibit H affixed to this Lease). Tenant shall, promptly after receipt, provide Landlord with copies of any written notices Tenant receives regarding a violation or alleged violation of any Laws. Landlord shall (and shall cause all Landlord Parties to) comply in all material respects with all Laws applicable to the leasing and ownership of the Premises and its obligations under this Lease and the Regulations.

(c) Tenant’s Security Responsibilities. Tenant acknowledges that any security or safety measures employed by Landlord are for the protection of Landlord’s own interests; that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities. Tenant shall fence in the Project as shown on Exhibit A. Tenant shall have the right to install, at Tenant’s expense, Tenant’s own safety and security measures at and within the Premises for the protection of Tenant’s interests, subject to the Regulations and Landlord’s reserved rights of entry under this Lease.

(d) Utilities; Maintenance. During the Term, (a) Tenant shall arrange and pay for all public utility services used on the Premises by Tenant, and (b) subject to Section 9(b) below, Tenant shall be responsible for the repair and maintenance of the entire Premises within the fenced area. Notwithstanding anything contained herein to the contrary, Landlord shall be responsible for providing tie-in access, at reasonable and appropriate locations at the boundary line(s) of the Premises for any basic utilities to the Premises, and Tenant will be responsible for installing or arranging for the installation, at its cost, of any connections for such basic utilities from such tie-in points to the applicable Tenant Improvements.

6. Landlord Work. All Landlord Work shall be performed in accordance with that certain Purchase and Sale Agreement with respect to the Interconnection Electric Facilities of even date herewith (the “Purchase Agreement”) and in material compliance with all applicable Laws at Landlord’s sole cost and expense; provided that Tenant shall reimburse Landlord for all such expenses pursuant to the Purchase Agreement. Landlord shall complete and cause its general contractor to construct the Interconnection Electric Facilities in accordance with the plans and specifications set forth on Exhibit J of this Lease and the Purchase Agreement. When the Interconnection Electric Facilities Premises is in the Interconnection Electric Facilities Premises Delivery Condition, Landlord shall notify Tenant in writing thereof and tender possession of the Interconnection Electric Facilities Premises to Tenant in accordance with the Purchase Agreement.

7. Tenant Improvements. All leasehold improvements constructed by Tenant (the “Tenant Improvements”) shall be installed in compliance with all Laws at Tenant’s sole cost and expense. Tenant shall complete and cause its general contractor to install the Tenant Improvements in accordance with the Work Letter set forth on Exhibit E of this Lease.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

8. Waiver of Property Claims; No Subrogation. Landlord and Tenant each waives any Claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in Exhibit F that covers the Premises, the Property, the Facility, Landlord’s Equipment, Tenant Improvements or its respective business, as applicable, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party or its agents, invitees, contractors or employees caused such Claim. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, the Landlord Parties shall not be liable to Tenant or to any party claiming by, through or under any Tenant Party (and Tenant hereby releases the Landlord Parties from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Site, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Site, including the Tenant Improvements. The provisions of this Section 8 shall survive the expiration or earlier termination of this Lease.

9. Repairs and Alterations.

(a) Tenant’s Repair Obligations. Tenant shall keep the Premises and all of Tenant’s Personal Property in a neat, clean and good condition and repair, ordinary wear and tear, casualty, condemnation and Landlord’s obligations hereunder excepted, and make repairs to and perform maintenance upon the Premises and Tenant’s Personal Property (unless such repairs and maintenance are expressly Landlord’s responsibility pursuant to Section 9(b) below). Upon delivery of the Interconnection Electric Facilities Premises to Tenant in the Interconnection Electric Facilities Premises Delivery Condition, Tenant shall, during the Term of this Lease, maintain and repair at Tenant’s sole cost and expense the Interconnection Electric Facilities.

(b) Landlord Repair Obligations. Landlord will maintain the Access Areas in good order, condition and repair and free from rubbish, ice and snow, ordinary wear and tear excepted and shall be responsible for any of Landlord’s equipment, including, without limitation, geomagnetic sensors and sewer pipe (collectively, the “Landlord’s Equipment”), if any, located within the Access Areas. Tenant shall pay the costs of the foregoing maintenance if necessitated due to the negligent acts or omissions of any Tenant Party in order to place the Access Areas and Landlord’s Equipment in substantially the same condition as existed immediately prior to such negligent act or omission. For the avoidance of doubt, there is no Landlord’s Equipment located within the Premises.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

(c) Tenant Alterations. Tenant shall not make alterations, additions or improvements to the Premises (except for the Tenant Improvements) (collectively, “Alterations”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Prior to starting work on any Alteration, Tenant shall furnish to Landlord for review and approval: plans and specifications (if applicable); names of proposed contractors; copies of contracts; necessary permits and approvals; and evidence of contractors’ and subcontractors’ insurance. Changes to the plans and specifications must also be submitted to Landlord for its approval. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use. Alterations shall be constructed in a good and workmanlike manner in accordance with Laws and Regulations and insurance requirements. Tenant shall reimburse Landlord for out-of-pocket sums paid by Landlord for third party examination of Tenant’s plans for Alterations, not to exceed $2,500. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration that is of a cosmetic nature; or is not visible from outside the Premises. No later than 30 days after completion of the Alterations, Tenant shall furnish Landlord with completion affidavits, full and final waivers of liens, receipts and bills covering all labor and materials.

10. Project.

(a) The Project and its constituent parts, together with any and all improvements or other features constructed on, or personal property installed or placed on the Premises by or for Tenant, including, without limitation, the Tenant Improvements, machinery, fixtures, trade fixtures, equipment, racking, inverters, cables, solar panels and other personal property (collectively, “Tenant’s Personal Property”) are personal property within the meaning of Article 9 of the Uniform Commercial Code (the “UCC”) regardless of the manner of attachment to the Premises. Tenant’s Personal Property is and shall at all times during the Term be deemed to be the property of Tenant, to be removed at Tenant’s expense upon the expiration or earlier termination of the Term. The creation, attachment and perfection of security interests in Tenant’s Personal Property shall be governed exclusively by Article 9 of the UCC. For the avoidance of doubt and without limiting the foregoing, Landlord hereby waives all rights to distraint, possession or landlord’s lien against Tenant’s Personal Property, if any, and shall not cause the creation of, or attachment to, Tenant’s Personal Property of any liens (including mechanics’ and judgment liens) or other encumbrances. For the avoidance of doubt, Landlord is not responsible for payment of any taxes or payments in lieu of taxes assessed on Tenant’s Personal Property.

(b) The parties hereto acknowledge that the Premises consist of land only and do not include Tenant’s Personal Property. Any claim to a lien or encumbrance upon the Premises, arising from any act or omission of Landlord, shall accrue only against the real estate owned by Landlord, and not against Tenant’s Personal Property, and shall be subject to this Lease. If any such lien or encumbrance shall be filed against Tenant’s Personal Property as a result of Landlord’s actions, Landlord shall, without cost or expense to Tenant, within 60 days of Landlord’s receipt of notice of the filing, cause such lien or encumbrance to be discharged of record by payment, statutory lien release bond, court order or otherwise as provided by law. Landlord shall not permit any sale, foreclosure or forfeiture of the Premises by reason of nonpayment of a lien caused by Landlord or anyone claiming by or through Landlord. Landlord shall immediately notify Tenant of, and send Tenant a copy of, any notice Landlord receives claiming that Landlord is late or in default regarding any obligation Landlord has to pay money to any lender or third party holding a mortgage or other lien affecting the Premises.

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

(c) Tenant shall keep Landlord’s interest in the Site free and clear of all liens and claims of liens for labor and services performed on, and materials, supplies and equipment furnished to the Premises in connection with Tenant’s use of the Premises. If any such lien is filed, Tenant shall, within sixty (60) days of receiving notice of the filing, either bond around such lien, establish an appropriate reserve or security therefor, or otherwise remove such lien from the Land pursuant to applicable laws.

11. Assignment and Subletting.

(a) Landlord’s Consent Required; Permitted Transfers. Tenant shall not assign, transfer or encumber any interest in this Lease or sublease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which may not be unreasonably withheld, conditioned or delayed. Any attempted Transfer in violation of this Section is voidable at Landlord’s option. Notwithstanding anything contained in this Lease to the contrary, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord or to a special purpose entity formed to hold the Lease (such transfer being a “Permitted Transfer” and such transferee being a “Permitted Transferee”); provided, however, that Tenant shall provide written notice to Landlord of any such Permitted Transfer, including the identity of the Permitted Transferee, a copy of the proposed assumption or transfer document(s), and reasonable information regarding the Permitted Transferee’s financial wherewithal and qualifications with respect to the Permitted Use, prior to or promptly following such Permitted Transfer (it being understood that Tenant’s providing such written notice and information to Landlord is solely for informational purposes, and shall not be construed as giving Landlord any consent rights hereunder with respect to any Permitted Transfer or Permitted Transferee).

(b) Consent Parameters/Requirements. As part of Tenant’s request for, and as a condition to, Landlord’s consent to a Transfer (except for a Permitted Transfer, for which no consent shall be required), Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy (unexecuted) of the proposed assignment or sublease and other contractual documents, and such other information as Landlord may reasonably request. Landlord shall then have the right (but not the obligation) to terminate this Lease as of the date the Transfer would have been effective with respect to the portion of the Premises which Tenant desires to Transfer; provided, however, Tenant may withdraw its request for a proposed Transfer and in such event, this Lease shall continue in full force and effect as if Tenant had not requested Landlord’s consent to the proposed Transfer and Landlord shall not have the right to terminate this Lease as set forth above in the event of a Permitted Transfer. Except for a Permitted Transfer in which the Permitted Transferee assumes all of Tenant’s obligations hereunder, in no event shall any Transfer release or relieve Tenant from any obligation under this Lease, nor shall the acceptance of Fixed Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Tenant shall reimburse Landlord an amount equal to Landlord’s actual out-of-pocket costs for the review of any requested Transfer, not to exceed $1,000. Landlord’s consent to any Transfer will not constitute a waiver of Landlord’s right to approve or disapprove any subsequent Transfer.

(c) Change in Control of Tenant. If Tenant is a corporation, limited liability company, partnership, or similar entity, and if there is a change in control of Tenant (including by merger, consolidation or reorganization), such change of control shall constitute a Transfer. The foregoing shall not apply so long as, both before and after the Transfer, Tenant is an entity whose outstanding stock is listed on a recognized U.S. securities exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed; provided, however, Tenant shall give Landlord written notice at least 30 days prior to the effective date of such change in control.

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(d) Options. Except as otherwise expressly provided in this Lease, any option granted to Tenant in this Lease, including, without limitation, any option to extend, renew or terminate, or any right to lease other space at the Property, is personal to the original Tenant and any Permitted Transferee and may be exercised only by the original Tenant or any Permitted Transferee while occupying the entire Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant or any Permitted Transferee. The options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any option be separated from this Lease in any manner, either by reservation or otherwise.

12. Landlord’s Representations. Landlord represents and warrants to Tenant that, as of the Effective Date, (1) Landlord has received no written notice of any violations of Laws or litigation pending (or threatened in writing) against Landlord in connection with the Premises; (2) except as may be disclosed in applicable public records, or inchoate liens that arise by operation of law, Landlord has no actual knowledge of any title defects or encumbrances that would prevent or interfere with the Permitted Use in any material respect; and (3) the Site is currently served by basic utilities.

13. Indemnity.

(a) Tenant Indemnity. Subject to Section 8 and Section 20, Tenant shall defend, indemnify, and hold harmless the Landlord Parties from and against all Claims arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (i) occurring in or on the Site (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (ii) occurring in the Premises, or (iii) arising out of the installation, operation, maintenance, repair or removal of any property (including any Tenant Improvements) of any Tenant Party located in or about the Property, if any, including the Tenant Improvements and (from and after the Interconnection Electric Facilities Delivery Date) the Interconnection Electric Facilities. It being agreed that clauses (ii) and (iii) of this indemnity are intended to indemnify the Landlord Parties against the consequences of their own negligence, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with any Tenant Party, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of any Landlord Party; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of the Landlord Parties.

(b) Landlord Indemnity. Subject to Section 8 and Section 20, Landlord shall defend, indemnify, and hold harmless the Tenant Parties from and against all Claims arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience arising from any occurrence in or on the Property to the extent caused by the negligence or willful misconduct of any Landlord Party. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease).

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(c) Indemnity Procedures. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Fixed Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party. The parties acknowledge that the Purchase Agreement and the Energy Agreement may contain additional indemnity provisions, but the indemnities contained in this Section 13 are the exclusive indemnities between the parties with respect to this Lease, and any indemnities contained in the Purchase Agreement or the Energy Agreement shall apply solely to the respective subject matter thereof.

14. Insurance. Tenant and Landlord shall maintain insurance in accordance with the terms of Exhibit F.

15. [Intentionally Omitted].

16. Casualty Damage. If all or any material part of the Premises is damaged by fire or other casualty, Tenant shall have the right to terminate this Lease by notifying Landlord in writing within 90 days after the date of the fire or other casualty; provided that Tenant is provided at least 60 days to vacate. If Tenant does not terminate this Lease under this Section 16, Tenant shall repair and restore the Premises (including the Tenant Improvements) or Alterations made by, or installed by Tenant, in the Premises and the payment of Fixed Rent will not abate; provided, however, that if Tenant terminates this Lease, Tenant shall not be required to repair or restore the Premises (such repair and restoration obligations being Landlord’s obligation) and Tenant shall remove Tenant’s Improvements or Alterations as set forth in Section 27 of this Lease. However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant’s Personal Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Section, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease, which shall constitute an express agreement between the parties with respect thereto.

17. Condemnation. Either party may terminate this Lease if the whole of the Premises are taken or condemned, or Tenant may terminate if any material part of the Premises are taken or condemned, in either case for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Any such termination shall be effective as of the date the physical taking of the Premises occurs. If this Lease is not terminated, the Premises shall, if applicable, be appropriately adjusted by Landlord but Fixed Rent will not be abated. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim for Tenant’s Personal Property and relocation expenses.

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18. Events of Default. It shall be an automatic Default (defined below) by Tenant if the interest of Tenant in and to any portion of the Site is levied on under execution or other legal process, or any petition is filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debt or obligations and the same is not dismissed within 90 days after the date of such filing, or if Tenant is declared insolvent according to law, or any general assignment of Tenant’s property is made for the benefit of creditors, or a receiver or trustee is appointed for Tenant or its property. Tenant shall also be considered to be in default under this Lease upon the occurrence and continuance of any of the following events of default (each, a “Default”):

(a) Tenant’s failure to perform any of the obligations of Tenant in the manner set forth in Sections 4, 14, 23 or 24 (a “Time Sensitive Default”) where such failure shall continue beyond the time period following written notice from Landlord to Tenant, if any, as required in the applicable Section of this Lease.

(b) Tenant’s failure (other than a Time Sensitive Default) to comply with any term of this Lease, if the failure is not cured within 30 days after Tenant’s receipt of written notice from Landlord of such default. However, if Tenant’s failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed an additional 30 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within the 30 day period following Landlord’s initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease.

(c) The occurrence of any event of default (beyond all applicable notice and cure periods) by Tenant under the Energy Agreement.

19. Remedies.

(a) Landlord’s Remedies. Upon the occurrence and continuance of any Default by Tenant, Landlord shall have the right without notice or demand (except as required in Section 18) to pursue any of its rights and remedies at law or in equity, including any one or more of the following remedies:

(1) Terminate this Lease;

(2) Re-enter the Premises and terminate Tenant’s right of possession of the Premises without terminating this Lease; and/or

(3) Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under or in connection with this Lease.

(b) Measure of Damages. If Landlord either terminates this Lease or terminates Tenant’s right to possession of the Premises, Tenant shall immediately surrender and vacate the Premises and pay Landlord on demand: (a) all unpaid Fixed Rent, if any; (b) interest on all unpaid Fixed Rent and any other sums due and owing from Tenant to Landlord under this Lease from the date due at a rate equal to the lesser of 8% per annum or the highest interest rate permitted by applicable Law; (c) all expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including all reasonable attorneys fees and expenses.

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(c) Tenant Not Relieved from Liabilities. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. Each right and remedy of Landlord shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at law or in equity. If Tenant fails to pay any amount when due hereunder (after the expiration of any applicable cure period), Landlord shall be entitled to receive interest on any unpaid item from the date initially due (without regard to any applicable grace period) at a rate equal to the lesser of 8% per annum or the highest rate permitted by Law. However, in no event shall the charges permitted under this Section 19(c) or elsewhere in this Lease, to the extent they are considered interest under applicable Law, exceed the maximum lawful rate of interest. If any payment by Tenant of an amount deemed to be interest results in Tenant having paid any interest in excess of that permitted by Law, then it is the express intent of Landlord and Tenant that all such excess amounts theretofore collected by Landlord be credited against the other amounts owing by Tenant under this Lease. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises.

(d) No Mitigation of Damages. Given the amount of Fixed Rent payable by Tenant under this Lease, Tenant agrees that Landlord will not be required to mitigate damages by reletting the Premises.

20. Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor Landlord) to Tenant (or any person or entity claiming by, through or under Tenant) shall be limited to the interest of Landlord in the Premises. Tenant shall look solely to Landlord’s interest in the Premises for the recovery of any judgment or award against Landlord. No Landlord Party shall be personally liable for any judgment or deficiency. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) whom Tenant has been notified hold Mortgages affecting the Premises, notice and reasonable time to cure the alleged default. Tenant hereby waives all claims against all Landlord Parties for consequential, special or punitive damages. No Tenant Party shall be personally liable for any judgment or deficiency. Landlord hereby waives all claims against all Tenant Parties for consequential, special or punitive damages.

21. Tenant’s Right to Possession. Provided Tenant is not in Default, Tenant shall have the right to occupy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, all Mortgages, insurance requirements and applicable Law and Regulations. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Premises during the Term.

22. Landlord’s Default and Tenant’s Remedies. In the event of any default in any obligation of Landlord under this Lease, Tenant will deliver written notice to Landlord listing the reasons for Landlord’s default and Landlord will have 30 days following receipt of such written notice to cure such default (or a reasonable period of time not to exceed a total of 90 days if such default is not curable within such 30-day period). A copy of such notice will be sent to any Landlord’s Mortgagee of which Tenant has been notified in writing and any such holder will have the same

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rights as Landlord hereunder to cure such alleged default; provided, however, that any such Landlord’s Mortgagee shall have an additional 30 days beyond the time periods set forth above to effect any such cure. It shall be an automatic default by Landlord if the interest of Landlord in and to any portion of the Premises is levied on under execution or other legal process, or any petition is filed by or against Landlord to declare Landlord a bankrupt or to delay, reduce or modify Landlord’s debt or obligations and the same is not dismissed within 90 days after the date of such filing, or if Landlord is declared insolvent according to law, or any general assignment or Landlord’s property is made for the benefit of creditors, or a receiver or trustee is appointed for Landlord or its property. The payment by Tenant of Fixed Rent hereunder shall not be deemed to be a waiver of any breach or default at the time of payment of Fixed Rent. If Landlord fails to cure a default, then Tenant may, at Tenant’s option cure the default or pursue any other rights of remedies available to Tenant under this Lease, at law or in equity. Landlord shall reimburse Tenant for any sums expended by Tenant to cure a Landlord default.

23. Holding Over. If Tenant or any other party fails to surrender the Premises at the expiration or earlier termination of this Lease, the continued occupancy of the Premises shall be that of a tenancy at sufferance. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term.

24. Subordination to Mortgages; Financial Statements; Estoppel Certificates. Subject to this Section 24, Tenant accepts this Lease subject and subordinate to any mortgage(s) or deed(s) of trust now or subsequently affecting the Site, and to renewals, modifications, refinancings and extensions thereof (collectively, a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee.” Upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination, non-disturbance and attornment agreement in favor of the Mortgagee, which shall also provide for notice to Mortgagee of any default or potential termination of this Lease and a reasonable opportunity to cure any default without obligation to do so. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord’s interest in this Lease, Tenant shall, without charge, attorn to the successor-in-interest; provided, such successor in interest assumes Landlord’s obligation under this Lease. Tenant shall, within 15 Business Days after receipt of a written request from Landlord, execute and deliver to Landlord and/or its designee an estoppel certificate to those parties as are reasonably requested by Landlord, certifying to Landlord and/or a Mortgagee and/or a prospective purchaser of the Site such facts and agreeing to such reasonable notice provisions as reasonably requested by Landlord, subject to appropriate factual modifications. Tenant’s failure to provide any estoppel certificate within the 15 Business Day period specified above, and the continuation of such failure for a period of 5 Business Days after Landlord delivers a second written notice requesting same, shall constitute a Time Sensitive Default under this Lease.

25. Attorneys’ Fees. The prevailing party in any legal proceeding based on this Lease may recover reasonable attorneys’ fees, investigation costs, and other costs incurred in connection with such legal proceeding from the non-prevailing party in addition to any other relief to which such prevailing party is entitled. The term “prevailing party” shall mean that party which the court finds and/or declares is the prevailing party, whether or not that party obtains monetary, declaratory, injunctive, equitable or nominal relief. With respect to any monetary claim, no award of damages shall be necessary in order for a party to be found by the court to have prevailed. With respect to any non-monetary claim, no equitable relief shall be necessary in order for a party to be found by the court to have prevailed.

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26. Notice. Any demand, request, approval, consent or notice (collectively, a “notice”) may be given by either party or its attorney or agent and shall be in writing and delivered (a) by hand, (b) by nationally recognized overnight air courier services (such as Federal Express), (c) by United States Postal Service, registered or certified mail, return receipt requested or (d) by electronic mail, in each case addressed to the respective party at the address set forth below or such other address as designated in writing by either party.

Tenant: Cipher Mining Technologies Inc. 222 Purchase Street, #290 Rye, NY 10580 Attn: Will Iwaschuk, Chief Legal Officer Email: Will.Iwaschuk@ciphermining.com	With a copy to: Attn: Email:

Landlord: [***]	With a copy to: Vistra Corp. [***] Attn: General Counsel (Real Estate) Email: ____________________

The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided. A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved, or with respect to electronic mail, the date sent without notice of failure of delivery.

27. Surrender of Premises. Subject to Section 1.04 of the Purchase Agreement, all alterations, additions or improvements in or to the Premises (other than Tenant’s Personal Property) shall become the property of Landlord and shall be surrendered to Landlord upon termination of Tenant’s right of possession or upon the termination of this Lease by lapse of time or otherwise. However, Landlord may, by written notice to Tenant, require Tenant to remove all alterations, additions or improvements to the Premises, including without limitation, any cabling or other computer, satellite or telecommunications equipment or hardware; provided, however, if Tenant fails to complete such removal within 90 days after Landlord’s delivery of any such notice, Landlord may perform such removal on Tenant’s behalf, and Tenant shall promptly reimburse Landlord for the direct, actual costs incurred by Landlord in connection therewith. In all events, Tenant shall surrender the Premises to Landlord, in good condition and repair, ordinary wear and tear, casualty and condemnation excepted.

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28. Hazardous Materials.

(a) Restrictions. No Hazardous Material (defined below) (except for de minimis quantities of household cleaning products and office supplies used in the ordinary course of Tenant’s business at the Premises and that are used, kept and disposed of in compliance with Laws) shall be brought upon, used, kept or disposed of in or about the Site by any Tenant Parties or any of Tenant’s transferees, contractors or licensees. Tenant agrees to indemnify, defend and hold Landlord and its officers, partners, directors, shareholders, employees and agents harmless from any claims, judgments, damages, fines, penalties, reasonable costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys’ fees, consultants’ fees, and expert fees which arise during or after the Term of this Lease in connection with the presence or suspected presence of Hazardous Material in the soil, groundwater, or soil vapor on or under the Site caused by the acts or omissions of Tenant, its officers, employees or agents. Landlord shall not (and shall not permit its agents, contractors or employees to) use, generate, store, or dispose of Hazardous Materials at the Premises, except in a manner and quantity necessary for the operation of the Property and/or Facility and then in compliance with all applicable Laws. Notwithstanding the foregoing, Tenant shall not have any liability to or any obligation to indemnify Landlord or any Landlord Party for any Hazardous Material at the Premises which existed prior to the Delivery Date or any Contamination not caused or exacerbated by Tenant or any Tenant Party, all of which shall be Landlord’s obligation. Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge as of the Effective Date, the Premises are free from contamination from any reportable quantities of Hazardous Materials and is not in violation in any material respect of any environmental Law pertaining to Hazardous Materials.

(b) Remediation. Tenant shall promptly notify Landlord if it suspects Contamination in the Premises. Any remediation of Contamination caused by a Tenant Party or its contractors or invitees which is required by Law or which is deemed necessary by Landlord, in Landlord’s reasonable opinion, shall be performed by Landlord and Tenant shall reimburse Landlord for the reasonable, actual cost incurred by Landlord in connection therewith. For purposes of this Lease, “Remediation” means any investigation, sampling, analysis, monitoring, removal, remediation, cleanup, treatment, storage, disposal or other action in order to comply with Laws pertaining to Contamination.

29. Miscellaneous.

(a) Governing Law; Jurisdiction and Venue; Severability; Paragraph Headings. This Lease shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Site is located. All obligations under this Lease are performable in the county or other jurisdiction where the Site is located, which shall be venue for all legal actions. If any term or provision of this Lease shall be invalid or unenforceable, then such term or provision shall be automatically reformed to the extent necessary to render such term or provision enforceable, without the necessity of execution of any amendment or new document, the remainder of this Lease shall not be affected, and each remaining and reformed provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease. The words “include”, “including” and similar words will not be construed restrictively to limit or exclude other items not listed.

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(b) Recording. Tenant shall not record this Lease but may record a memorandum of this Lease upon Landlord’s prior written approval of the form of such memorandum, such approval not to be unreasonably withheld, conditioned or delayed. SNDAs may also be recorded subject to Landlord’s foregoing approval rights.

(c) Force Majeure. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks, civil disturbances and other causes beyond the reasonable control of the performing party. However, events of force majeure shall not extend any period of time for the payment of Fixed Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

(d) Transferability; Release of Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease arising hereunder after the date of the transfer and in the Facility and/or Site, and upon such transfer Landlord shall be released from any further obligations hereunder (provided such transferee assumes all of Landlord’s obligations hereunder, including any obligations of Landlord arising prior to the date of such transfer), and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

(e) Brokers. Tenant and Landlord each warrant and represent that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, reasonable attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

(f) Authority; Joint and Several Liability. Tenant covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, this Lease is binding upon and enforceable against Tenant; and Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

(g) Time is of the Essence; Relationship; Successors and Assigns. Time is of the essence with respect to each party’s performance of its obligations and the exercise of any expansion, renewal or extension rights or other options granted to Tenant. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

(h) Survival of Obligations. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Sections 4, 6-8, 13, 19, 20, 23, 25, 27-28 and 29(e) and Landlord’s obligations under Sections 6, 8, 13, 20, 22, 25, 28, and 29(e) shall survive the expiration or early termination of this Lease.

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(i) Binding Effect. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party and delivered to the other party and, if required, upon approval by Landlord’s Mortgagee.

(j) Full Agreement; Amendments. This Lease contains the parties’ entire agreement regarding the subject matter hereof. All understandings, discussions, and agreements previously made between the parties, written or oral, regarding the subject matter hereof are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. No act or omission of any employee or agent of Landlord may alter, change, or modify any of the terms of this Lease. No amendment or modification of this Lease is binding unless expressed in a written instrument executed by Landlord and Tenant.

(k) OFAC List Representation. Each of Landlord and Tenant hereby represents and warrants to the other that it, nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (i) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specially Designated Nationals and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above.

(l) Confidentiality. Each of Landlord and Tenant, its employees, agents and representatives agree to maintain in confidence the terms of this Lease and all discussions and negotiations that took place in connection with this Lease. Tenant shall be liable for any breach of the foregoing sentence by Tenant, its employees, agents, representatives or by any other person acting on behalf of, or under the control of Tenant. Landlord shall be liable for any breach of the foregoing sentence by Landlord, its employees, agents, representatives or by any other person acting on behalf of, or under the control of Landlord.

(m) Reserved Rights. Any rights not expressly granted by Landlord in this Lease are reserved by Landlord.

(n) Taxes(o) . Tenant shall pay, and shall indemnify, defend, and hold Landlord harmless against, all taxes (or payments in lieu of taxes) levied or assessed against the Premises, any of Tenant’s Personal Property or the operation of Tenant’s business within the Premises. If any taxes (or payments in lieu of taxes) for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord is required to pay the taxes or if the assessed value of Landlord’s property is increased by inclusion of any of Tenant’s Personal Property placed by or for Tenant in the Premises and Landlord elects to pay the increased taxes, Tenant shall pay to Landlord on demand that part of the taxes for which Tenant is liable under this Section. Landlord will pay all ad valorem and other taxes levied or assessed against the Site (excluding, specifically, however, Tenant’s Personal Property).

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*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

(p) Incorporation of Exhibits. The exhibits attached to this Lease are incorporated herein and made a part of this Lease for all purposes. Landlord and Tenant acknowledge that certain amendments or modifications to Exhibit A and Exhibit A-1 attached hereto may be or become necessary or useful following the date hereof, to account for minor changes to, or depict relevant details regarding, the Tenant Improvements, Access Areas and Landlord’s Equipment, and Landlord and Tenant agree to reasonably cooperate in making any such necessary or useful amendments or modifications, including by amending this Lease to replace or supplement Exhibit A or Exhibit A-1 attached hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

20

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Landlord and Tenant have executed this Lease to be effective as of the Effective Date specified above.

LANDLORD:

[***], a Delaware limited liability company

By:	/s/ Stephen J. Muscato

Name:	Stephen J. Muscato

Title:	EVP and Chief Commercial Officer

Date:	June 29, 2021

TENANT:

CIPHER MINING TECHNOLOGIES INC., a Delaware corporation

By:	/s/ Tyler Page

Name:	Tyler Page

Title:	CEO

Date:	June 28, 2021

Signature Page to Lease Agreement

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A

Outline and Location of Premises, Access Areas and Project

[***]

Legend:

Black Outlines - Premises and Fences

Pink Shading - Interconnection Electric Facilities

Orange Shading - Access Area used by Vistra and Cipher

Green Shading - Supplemental Access Area used by Cipher

Red Shading - Emergency Egress Location

Blue Shading - Exclusive Access used by Vistra only

34’ Minimum - Overhead Power Line Clearance required by Vistra

Light Blue Outline - Preliminary 35 kV overhead Power Line

Exhibit A – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

[***]

Exhibit A – Page 2

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT A-1

Interconnection Electric Facilities Premises

[***]

Legend:

Black Outline - Premises and Fences

Pink Shading - Interconnection Electric Facilities

Orange Shading - Access Area used by Vistra and Cipher

Blue Shading - Exclusive Access used by Vistra only

34’ Minimum - Overhead Power Line Clearance required by Vistra

Light Blue Outline - Preliminary 35 kV overhead Power Line

Exhibit A-1 – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit B

Legal Description of Site

[***]

[***]

Exhibit B – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit C

Rules and Regulations

1.

Access Areas. Access Areas shall be used for ingress and egress and shall not be obstructed, except as expressly permitted by this Lease. Landlord may control and prevent access to these areas to maintain the safety, character, reputation or interests of the Facility. Nothing shall be swept or thrown into the corridors, halls, elevators or stairways.

2.	Signs. All signs or similar items and their installation are not permitted without Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

3.

Security. Tenant will be responsible for installing and using locks and other security measures to protect Tenant’s Personal Property from theft or damage. Landlord will not be responsible for any of Tenant’s Personal Property on the Site.

4.

Trash. Tenant shall store all of its trash and garbage within the interior of the Premises, except upon the removal and disposal of same. No materials shall be placed in the Facility’s trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner, or if such an act would violate any applicable law governing such removal and disposal.

5.

Safety. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established for the Site, as such may be amended from time to time. No firearms or weapons of any kind are allowed within the Site.

6.

Tenant‘s Personal Property. Landlord will not be responsible for Tenant’s Personal Property or any lost or stolen personal property, money or jewelry of any Tenant Party from the Premises or the Site, regardless of how such loss occurs. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage.

7.	Landlord’s Employees. Employees of Landlord shall not perform any work for Tenant or do anything outside of his or her regular duties unless under special instructions from Landlord.

8.	Waiver. Landlord agrees to enforce these Rules and Regulations against Tenant and any other tenant or occupant of the Site in a consistent manner.

These Rules and Regulations are provided as a general guideline. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the Site and its occupants and for the preservation of good order therein; provided, however, that Tenant shall not be required to comply with any future rules and regulations or amendments thereto until Tenant has received a written copy of same and a reasonable opportunity to contest same. In the event of any conflict between the Rules and Regulations and the Lease, the Lease shall control.

Exhibit C – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit D

Acceptance of Possession Certificate

_____________, 202__

Re:

Acceptance of Possession Certificate pursuant to that certain Lease Agreement dated as of ______________, 2021 (as may be amended and assigned, the “Lease”), executed by and between [***] (“Landlord”), and Cipher Mining Technologies Inc., a Delaware corporation (“Tenant”), for the lease of certain premises, as described in the Lease, at the [***] Power Plant

Landlord and Tenant agree that:

Unless otherwise defined herein, each term used in this Acceptance of Possession Certificate has the same meaning given to such term in the above-referenced Lease. In accordance with the provisions of the Lease, Tenant hereby accepts possession of the Interconnection Electric Facilities Premises. The parties hereby certify to each other that:

1.	The Landlord Work is hereby accepted by Tenant, subject to Landlord’s ongoing obligations under the Lease.

2.	The actual Interconnection Electric Facilities Premises Delivery Date is _________________, 202___.

LANDLORD:	TENANT:
,	,

a(n)	a(n)

By:	By:

Name:	Name:
Title:	Title:

Exhibit D – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit E

Work Letter

This Work Letter is attached as an Exhibit to a Lease Agreement (the “Lease”) between [***], as Landlord, and Cipher Mining Technologies, Inc., as Tenant, for the Premises. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease. In the event of any conflict between the Lease and this Work Letter, the latter shall control.

1. Construction. Tenant agrees to install certain Tenant Improvements in a good and workmanlike manner in and upon the Premises, at Tenant’s sole cost and expense, in accordance with the following provisions. Within four (4) months after the Effective Date, Tenant shall submit to Landlord for Landlord’s approval (not to be unreasonably withheld) complete plans and specifications for the installation of the Tenant Improvements (“Tenant’s Plans”). Within 10 Business Days after receipt of Tenant’s Plans, Landlord shall review and either approve or disapprove Tenant’s Plans. If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall notify Tenant thereof and of the revisions Landlord requires before Landlord will approve Tenant’s Plans. Within 10 Business Days after Landlord’s notice, Tenant shall submit to Landlord, for Landlord’s review and approval, plans and specifications incorporating the required revisions. The final plans and specifications approved by Landlord are hereinafter referred to as the “Approved Construction Documents”. Tenant will employ experienced, licensed contractors, architects, engineers and other consultants, approved by Landlord, to install the Tenant Improvements and will require in the applicable contracts that such parties (a) carry insurance in such amounts and types of coverages as are reasonably required by Landlord, and (b) design and install the Tenant Improvements in a good and workmanlike manner and in compliance with all Laws. Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Tenant Improvements shall be carried out by Tenant’s contractors under the sole direction of Tenant, in compliance with all Laws and Regulations and in such a manner so as not to unreasonably interfere with or disturb the operations, business and use and enjoyment of the Property by Landlord or the structural calculations for imposed loads. Tenant shall obtain from its contractors and provide to Landlord a list of all subcontractors providing labor or materials in connection with any portion of the Tenant Improvements prior to commencement of the installation of the Tenant Improvements. Tenant warrants that the design, construction and installation of the Tenant Improvements shall conform to the requirements of all applicable Laws, including building, plumbing and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such Tenant Improvements. Landlord’s failure to provide Landlord’s approval or disapproval of Tenant’s Plans or the applicable revision thereof by the time specified in this section shall be deemed Landlord’s approval of Tenant’s Plans or applicable revision thereof.

2. Costs. Tenant shall pay all costs for the Tenant Improvements and Tenant agrees to keep the Premises and the Property free from any liens arising out of the non-payment of such costs. All installations and improvements now or hereafter placed in the Premises by Tenant or at Tenant’s request shall be for Tenant’s account and at Tenant’s cost. Tenant’s failure to pay such cost shall constitute an event of default under this Lease.

Exhibit E – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

3. Landlord’s Oversight and Coordination. Installation of the Tenant Improvements shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person. Landlord has the right to inspect installation of the Tenant Improvements from time to time.

4. Assumption of Risk and Waiver. Tenant hereby assumes any and all risks involved with respect to the Tenant Improvements and hereby releases and discharges all Landlord Parties from any and all liability or loss, damage or injury suffered or incurred by Tenant or third parties in any way arising out of or in connection with the Tenant Improvements.

Exhibit E – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit F

Insurance Requirements

1. Tenant shall, at its sole cost and expense, carry and maintain during the term of this Lease the following insurance coverages, including but not limited to:

(a) Workers Compensation Coverage, in accordance with the statutory requirements of the state in which any work is to be performed;

(b) Employers’ Liability Insurance with limits no less than (i) $500,000 bodily injury by accident, (ii) $500,000 bodily injury by disease each person, and (iii) $500,000 bodily injury by disease policy limit;

(c) Commercial General Liability Insurance including but not limited to, contractual liability, personal injury, premises liability/on-going and completed operations liability with limits of not less than $1,000,000 per occurrence for bodily injury, including death and property damage;

(d) Automobile Liability Insurance for all owned, non-owned, hired and leased vehicles with limits of not less than $1,000,000 per accident for bodily injury, including death, and property damage;

(e) Excess Liability Insurance in excess of the underlying insurance described in (b) – (d) above in an amount not less than $5,000,000; and

(f) Property Insurance with limits equal to the replacement cost of Tenant’s Personal Property in the Premises, including but not limited to all trade fixtures, computer, and other equipment, furniture and other personal property.

Tenant shall use commercially reasonable efforts to ensure that any permitted subcontractors hereunder carry and maintain, during the Term of this Lease adequate insurance types and limits for the work performed under this Lease.

2. The foregoing required limits of insurance can be satisfied by any combination of primary and excess coverage. Tenant’s and subcontractors’ insurance shall be primary and non-contributory regardless of the insurance available to Landlord. All required coverages, if written on a claims-made basis, will be maintained in full force and effect for three (3) years after completion of work or termination of this Lease, whichever is later. All policies must be issued by carriers having an A.M. Best’s rating of “A-” or better, and an A.M. Best’s financial size category of “VIII” or better, or Standard & Poor Insurance Solvency Review of “A-” or better. On or prior to the Effective Date, and on or prior to each annual anniversary of the Effective Date, Tenant shall provide to Landlord an insurance certificate evidencing such required insurance coverage as described above. Certificates of insurance must show Vistra Corp. and its subsidiaries (including Landlord) as the certificate holder, and as an additional insured (including on-going and completed operations) with respect to all of the required coverages except workers’ compensation. All of the required coverages must provide a waiver of subrogation in favor of the certificate holder. The requirements contained herein as to the types and limits of all insurance to be maintained by Tenant are not intended to and will not, in any manner, limit or qualify the liabilities and obligations assumed by Tenant under this Lease.

Exhibit F – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

3. Landlord shall at all times during the Term hereof maintain in full force commercial general liability insurance in an amount not less than $1,000,000 per occurrence and umbrella/excess insurance in an amount not less than $5,000,000.

Exhibit F – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit G

Landlord’s On-Site Terms and Conditions

1.	SAFETY

1.1

Tenant agrees that any safety-related assistance or initiatives undertaken by Landlord will not relieve Tenant, while on Landlord’s property, from responsibility for the implementation of, and compliance with, safe working practices, as developed from their own experience, or as imposed by law or regulation, and will not in any way, affect the responsibilities resting with Tenant under the provisions of any agreement to which these policies are attached and to meet all safety requirements as specified by the Occupational Safety & Health Administration (OSHA), the Mine Safety Health Administration (MSHA), including the “Mining Tenant Safety Reference Handbook” located at http://www.vistraenergy.com/wp-content/uploads/2016/12/Tenants-Safety-Handbook_Final-MC-08262016.pdf, the Department of Transportation (DOT) and any other applicable state or federal safety and health laws or regulations.

1.2

In the event that a material safety data sheet, warning label, or other documentation concerning the use of hazardous chemicals at any property owned or controlled by Landlord or any of its Affiliates (individually, a “Landlord Property” and collectively, “Landlord Properties”), applies to any materials or equipment provided by Tenant as an aspect of the performance of the Permitted Use (the “Work”), such documentation will be provided by Tenant to Landlord prior to the commencement of any such Work.

1.3

Tenant will report to Landlord all accidents involving personal injuries (including death) and damage to property occurring directly or indirectly as a result of the Work performed by Tenant hereunder immediately, but in no event, no later than 24 hours after the occurrence of any such accident. Any accident or incident occurring directly or indirectly as a result of the Work which Tenant must report to a regulatory agency (e.g. OSHA, MSHA, TCEQ) must also be reported to Landlord immediately following notification to the regulatory agency.

2.	SECURITY

2.1

It will be the affirmative duty of Tenant to ensure that all Tenant Parties assist in carrying out all security measures, to include reporting all information or knowledge of matters adversely affecting security to Landlord’s designated security personnel.

2.2

Landlord reserves the right to exclude any of Tenant’s employees from any Landlord Property by denial of access, suspension or revocation of access authorization, preemptory expulsion, or by any other means, without notice or cause. Former Landlord employees, and any of Tenant’s employees who previously have been excluded from any Landlord Property, may be brought onto a Landlord Property only if prior approval from Landlord is obtained. If Tenant terminates a Tenant Party performing Work on any Landlord Property, Tenant shall inform Landlord immediately, but in no event, no later than twenty-four (24) hours after such employee is terminated in order for Landlord to remove access to Landlord Property for such employee.

Exhibit G – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

2.3

Landlord measures may also include investigations, whether by Landlord or law enforcement officials. Tenant agrees to cooperate in such investigations and understands that Landlord reserves the right to require any Tenant Party to authorize appropriate agencies to release his or her criminal records to Tenant as a condition of either initial or continued permission for access to any Landlord Property. Investigations may include searches of any Tenant Party. Such searches may include searches of facilities assigned to such Tenant Party, search of all Landlord Property areas and property at such Landlord Property areas, searches of including, but not limited to, offices, lockers, desks, lunch boxes, packages and motor vehicles (regardless of ownership). Without limiting the foregoing, Tenant acknowledges and agrees that all Tenant Parties, to the extent that Landlord reasonably determines that such members require security badge access prior to entering onto any Landlord Property, shall be required to comply with Landlord’s standard security badge requirements, including without limitation a background check to be performed by Landlord.

2.4

Tenant personnel will abide by all NERC CIP regulatory requirements that Landlord deems applicable including, but not limited to; current NERC CIP regulations (CIP-003-7), transient cyber assets and removable media requirements, completion of CIP training and awareness practices, adherence to facility security plan, and electronic access controls.

2.5	Tenant will alert Landlord of any cyber security incidents with assets on-site immediately; but in no event, later than 24 hours after occurrence of any such incident.

3.	ISNETWORLD

3.1

Tenant agrees to maintain at Tenant’s expense a subscription with ISNetworld (www.ISNetworld.com), Landlord’s safety compliance program or any replacement program therefor, as directed by Landlord, for the Term of the Lease. Tenant shall also furnish ISNetworld with any information requested by ISNetworld relating to ISNetworld’s evaluation of the Tenant’s safety program and practices. As a minimum, requested documents will be related to safety, health, and insurance (i.e., regulatory required training, certifications, safety plans, safe and secure workplace practices, insurance certificates, etc.), OSHA and MSHA injury rates and Experience Modification Rate (EMR).

3.2	Tenant has and during the Term of the Lease shall continue to report full, complete and accurate information to ISNetworld concerning Tenant’s employees.

4.

MATERIALS, EQUIPMENT AND LABOR. Tenant will be solely responsible for the proper storage, transportation and disposal of any product or waste, other than sandblasting waste, used or generated in connection with the Work in accordance with all applicable environmental laws. Tenant will dispose of all waste materials, other than sandblasting waste, at an off-site disposal facility approved for such waste materials pursuant to applicable environmental laws and will complete and sign all waste manifests as the generator of such waste. Landlord will be responsible for the storage, transportation and disposal of any sandblasting waste generated during the performance of the Work.

Exhibit G – Page 2

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

5.	CONDITIONS AFFECTING WORK

5.1

Tenant will investigate and acquaint itself with the conditions affecting the Work, including but not limited to those related to the transportation, disposal, handling and storage of materials and waste; availability of labor, water, electric power and roads; the uncertainties of weather, river stages or similar physical conditions at the site; the conformation and condition of the ground; and the character of equipment and facilities needed preliminary to and during prosecution of the Work. Tenant has satisfied itself as to the character, quality and quantity of surface and subsurface materials or obstacles to be encountered. Tenant’s failure to acquaint itself with any conditions affecting the Work or any available related information will not relieve it from responsibility for properly estimating the difficulty or cost of successfully performing the Work.

5.2

Tenant assumes full responsibility for investigating conditions and determining the existence and magnitude of any hazards to the physical well-being of property of Tenant, the employees, agents, and servants of Tenant, or any other person or entity who is or may become involved in the performance of Work, and any and all other persons in the vicinity of the Work. Tenant will advise all of the above-specified persons or entities of any hazards relating to Work, and will ensure that those persons or entities are advised of and fully understand the nature of the hazards and safety precautions that can be taken to eliminate or minimize dangers relating to the hazards.

5.3

Tenant will provide information to Landlord regarding hazardous chemicals and/or consumable products that contain constituents listed in 40 CFR 372.65 used at any Landlord Property. Tenant will report the amount of such material carried on and off the site, the amount actually used and the manner of use. Tenant will provide the maximum quantity of the material stored on site at any one time and if a waste material was collected, where it was disposed of (location name and address). Tenant will provide information on the amount of material used for the previous calendar year by the first of February.

5.4

Tenant will use its best efforts to ensure that the Work is performed so as to minimize any adverse impact upon natural resources and the environment and will use best industry practices in this regard at all times.

5.5

Tenant acknowledges and agrees that all Tenant Parties performing Work at any Landlord Generation or Mining Property are required to view Landlord’s “Contractor/Visitor Safety Orientation” video (in the case of Landlord Generation property), when applicable, and to read and adhere to Landlord’s “Contractor/Visitor Safety Booklet” (in the case of Landlord Mining property) prior to performing any Work at any Landlord Generation or Mining Property.

Exhibit G – Page 3

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

5.6

Tenant will immediately notify Landlord as soon as Tenant has reason to believe that Tenant, or any Tenant Party, is not or may not be performing the Work in compliance with applicable Environmental Laws. Tenant will provide Landlord with written notice to Landlord of such actual or potential non-compliance within three (3) days following the discovery thereof. Tenant will take immediate steps to ensure compliance with all applicable Environmental Laws and will, if directed by Landlord, cease all Work until authorized by Landlord to resume the Work.

5.7

Tenant will report to Landlord all accidents involving personal injuries (including death) and damage to property occurring directly or indirectly as a result of the Work performed by Tenant hereunder immediately, but in no event, no later than 24 hours after the occurrence of any such accident. Any accident or incident occurring directly or indirectly as a result of the Work which Tenant must report to a regulatory agency (e.g. OSHA, MSHA, TCEQ) must also be reported to Landlord immediately following notification to the regulatory agency.

6.	PREMISES PERMITS AND LICENSES

6.1

Subject to the following two paragraphs, Tenant will obtain, prior to the commencement of the Work, and provide to Landlord upon request, all permits, licenses and governmental authorizations, at its sole expense, required for the performance of the Work. Tenant will be solely responsible for maintaining compliance with such permits, licenses and governmental authorizations.

6.2

In the event that a storm water discharge permit is required for the performance of the Work, (i) Tenant will be responsible for filing a Notice of Intent with respect to the Work, in addition to any Notice of Intent that Landlord may be required to file, and (ii) Tenant will coordinate with Landlord in the preparation and execution of a Storm Water Pollution Prevention Plan for the Premises.

6.3

In the event that the performance of the Work involves the handling or abatement of asbestos-containing materials, Tenant will coordinate with Landlord in the preparation and filing of all required notification forms.

7.	RESERVED.

8.

LANDLORD FACILITIES. Tenant will not use Landlord’s sanitary facilities, changehouses, shops, parks, storage buildings, tools, equipment or other facilities (excluding the Access Areas) unless so directed by Landlord.

9.	ENVIRONMENTAL

9.1

In the event that Tenant discovers during the performance of the Work any substance at the Premises that is not the subject of the Work or has not otherwise been identified by Landlord for Tenant, which substance Tenant has reason to believe is or may be a Hazardous Substance that (i) has been or may be released or spilled into the soil, surface water, or groundwater or in a building or structure, or (ii) consists of asbestos-containing materials, lead-based paint, batteries, thermostats, lighting equipment, or equipment containing polychlorinated biphenyls, Tenant will immediately stop Work and notify Landlord of the discovery. Tenant will not resume the Work until receiving authorization from Landlord to do so.

Exhibit G – Page 4

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

9.2

The term “Hazardous Substance” means any product, waste, emission or substance defined, listed or designated as a hazardous or toxic substance, hazardous waste, hazardous material or pollutant by or pursuant to any Environmental Law and includes, but is not limited to, any petroleum-based product, substance or waste, including any additives associated therewith, pesticides, fertilizers, solvents, polychlorinated biphenyls, mercury, lead, lead-based paint, asbestos-containing material or explosives.

9.3

Tenant will immediately notify Landlord in the event of a spill or release of any material which Tenant knows or has reason to believe is a Hazardous Substance, whether onto the ground, into any body of water, a storm or sanitary sewer, or the air, or anywhere on property owned or controlled by Landlord, including within any building or structure. Tenant will be solely responsible, as may be required by applicable Environmental Laws, for, in consultation with Landlord, (i) notifying the appropriate governmental agencies of such spill or release caused or permitted by the acts or omissions of Tenant and (ii) for the cleanup and remediation of such spill or release.

10.

PROTECTION OF HIGHWAYS AND RAILROADS. Tenant will make suitable arrangements with governmental authorities and railroads for the construction of all structures, whether underneath or over roads, railroads or rights-of-way to protect the public from accident or delay. Tenant will repair, at its own expense, to the satisfaction of the governmental authorities or other owners, all roads, railroads and bridges that may be damaged by, or given undue wear due to the Work.

11.	CLEANING UP

11.1

Tenant will at all times keep the Premises free of waste materials or rubbish caused by the Work. After completing the Work, Tenant will remove all its waste materials, rubbish, tools, supplies, equipment and surplus materials from and about the Premises.

11.2

If Tenant fails to keep the Premises clean or to clean up after completing the Work, Landlord may do so and charge all costs of cleaning up to Tenant. Tenant will pay all such costs charged to Tenant upon demand.

12.

COLLATERAL WORK. Landlord and other tenants may be working at the Premises. Landlord reserves the right to coordinate the performance of Tenant’s Work with the work of others. Tenant will cooperate with and will not delay, impede or otherwise impair the work of others. Landlord does not guarantee Tenant continuous uninterrupted access to the Premises, but will provide such access as good construction practices will allow, considering the other activities in the area.

Exhibit G – Page 5

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

13.

ALCOHOLIC BEVERAGES, DRUGS AND WEAPONS. Tenant will inform all Tenant Parties who may be involved in the performance of any Work of the following Landlord rules relating to alcoholic beverages, drugs and weapons, with which all personnel are expected to comply:

13.1

Bringing, attempting to bring, possessing, using or being under the influence of intoxicants, drugs, or narcotics while on any Landlord Property, including but not limited to parking areas, is prohibited. Possessing alcoholic beverages in sealed containers is permitted, however, in designated parking areas.

13.2

Prescription or over-the-counter medications that could affect the performance of safety-sensitive work are allowed on Landlord Property only if they have been previously cleared by Tenant. Tenant must confirm that the medication and dosage do not impair an individual’s ability to perform safety-sensitive work before clearing the individual to perform such work while under the influence of the medication.

13.3

Bringing, attempting to bring, possessing or using firearms, whether classified as legal or illegal, while on any Landlord Property, including but not limited to buildings, parking areas, recreation facilities, equipment and vehicles, is prohibited, unless otherwise required by applicable law. Use or possession of firearms for specific situations is permitted if approved by function or higher level management of Landlord.

13.4

Off-the-job involvement with intoxicants, illegal drugs, or illegal narcotics that adversely affects Landlord’s business, to include impairing the individual’s ability to perform his job or the public trust in the safe operation of Landlord, is prohibited.

13.5

Any conduct on any Landlord Property which is in violation of any state or federal law or regulation is considered a violation of these rules and a breach of any agreement to which these policies are attached.

13.6

In order to enforce these rules, all individuals with access to any Landlord Property as well as the vehicles, offices, lockers and any personal belongings of such individuals on any Landlord Property are subject to search by Landlord and its agents, to include security representatives appointed or employed by Landlord. Individuals may be required to take a blood, urinalysis or Breathalyzer test, or submit to other recognized investigatory tests or procedures as are deemed appropriate or necessary by Landlord in the investigation of a violation of these rules.

14.

TITLE AND RIGHT. Any gravel, sand, stone, minerals, timber or other materials excavated, uncovered, developed or obtained in the Work, or on any land belonging to Landlord may be used, in the performance of the Work, provided such materials meet the requirements of the Lease. Any objects or natural materials or animals excavated or exposed that may have historical significance or constitute a threatened or endangered species must be brought to the attention of Landlord.

Exhibit G – Page 6

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit H

Drug and Background Investigations

Tenant is solely responsible for ensuring that all Tenant Parties who are individuals have completed and passed all drug and alcohol tests and background investigations required under this Exhibit H and under Tenant’s own programs before assigning such personnel to perform work on the Premises. Tenant is also solely responsible for ensuring that such testing and investigations are performed in accordance with all applicable laws.

1.	Required Investigations. Except as otherwise required by applicable law, the term “Required Investigations” shall mean and consist of all the following:

1.1 a 7-panel drug screening;

1.2 a background investigation that includes a criminal record check in all counties where the applicable person has resided for at least the last seven (7) years;

1.3 a third-party verification of previous employment and the highest education level completed by the applicable person;

1.4 a check of the National Sex Offender Registry and Terrorist Watch List (Denied Parties); and

1.5 a check of Motor Vehicles Record (if work to be performed by the applicable person requires driving as part of the defined duties).

2.	Notices to Tested Persons Regarding Background Checks. All background checks will be conducted in compliance with applicable provisions of the Fair Credit Reporting Act.

3.

Forms and Testing Organization for Drug Tests. Except for those positions subject to Department of Transportation (“DOT”) drug and alcohol testing regulations, all drug testing shall be performed using the Universal Toxicology four part “Non-DOT” Chain of Custody and Request Form with white and blue top page and shall be conducted by an independent third-party organization.

4.	Pass/Fail Standards – Background Checks. A person shall be deemed to have failed the applicable background check if:

4.1 information is reported through the background check process indicating that such person has failed to disclose or misrepresented information requested at any time about such a person’s criminal background history; or

4.2 such person has ever committed any felony constituting a violent crime, crime against a person, sexual offense or fraud; or

4.3 such person has committed any other felony, or has been incarcerated for a felony, within ten (10) years prior to the date of such background check (i.e., for these felonies there must be a ten (10) year lapse in time from the later of the commission and the end of any period of incarceration); or

Exhibit H – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

4.4	such person has committed any misdemeanor that:

4.4.1	involves violence that is sexually related; or

4.4.2	consists of a DUI that is the second (or more) DUI in the last two (2) years prior to the date of the background check; or

4.4.3	consists of a theft-related offense; provided that there can be no more than one theft by check and it must have been for an amount less that $100; or

4.4.4	consists of any drug-related misdemeanor committed at any time within twenty-four (24) months prior to the date of the background check.

4.5 Unless otherwise required by applicable law, for purposes of both felonies and misdemeanors, a person is deemed to have committed the applicable offense if he/she is convicted or enters a plea of guilty or nolo contendere for such offense (to include, without limitation, sentences of probation and deferred adjudication).

5.

Pass/Fail Standards – Drug Tests. A person shall be deemed to have failed the applicable drug test if any of the following maximum cut-off levels are exceeded, unless there is a legitimate medical explanation for the presence of a tested substance at or above the applicable cut-off level:

5.1 Amphetamines 1000/500-ng/mL

5.2 Barbiturates 200/200 ng/mL

5.3 Benzodiazepines 300/300 ng/mL

5.4 Cocaine 300/150 ng/mL

5.5 Marijuana 50/15 ng/mL

5.6 Opiates 2000/2000 ng/mL

5.7 Phencyclidine 25/25 ng/mL

For any positions subject to DOT drug and alcohol testing requirements, testing shall be conducted according to the applicable DOT panel and cutoff levels.

6.	Other Requirements.

6.1 Background checks and drug tests will be paid for by Tenant without reimbursement by Landlord.

Exhibit H – Page 2

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

6.2 Tenant will keep background checks and drug test records while the applicable persons are working at the Premises and for three (3) years thereafter.

6.3 Upon request, Tenant will provide a certification to Landlord that no person required hereunder to pass a background check or drug test has failed such investigation or test. Tenant will not provide the specific results of the background check or drug test of any individual to Landlord.

6.4 If any person required under this Lease to pass a background check or drug test fails such check or test, Tenant will not report the specific results of such check or test to Landlord and will not allow such individual to perform any work on the Premises. Although such person may not be assigned to perform any work on the Premises, nothing in this Exhibit H requires Tenant to take any other action with respect to such person’s employment with Tenant.

Exhibit H – Page 3

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit I

Privacy and Information Security

The terms of this Exhibit I shall apply in all cases in which Tenant has Tenant Access (as defined below), and/or has access to Landlord Data (as defined below).

1.	DEFINITIONS.

1.1	“Landlord Data” shall mean, collectively, Restricted Business Data and Personal Data.

1.2

“Tenant Access” shall mean the authority or ability to electronically access Landlord computer network or systems including but not limited to system logs, files, databases, applications, file storage, backups or any other electronic or digital data which are not otherwise accessible without authorized credentials.

1.3

“Information Security Incident” means actual or suspected (i) loss or theft of Landlord Data; (ii) unauthorized use, disclosure, acquisition, transmission of or access to, or other unauthorized processing of Personal Data that reasonably may compromise the privacy or confidentiality of the data; or (iii) unauthorized access to or use of, inability to access, or malicious infection of, Supplier systems that reasonably may compromise the Restricted Business Data and the privacy or confidentiality of Personal Data.

1.4

“Personal Data” means any data or information that (i) relates to an individual and (ii) identifies or can be used to identify the individual (such as an individual’s name, postal address, e-mail address, telephone number, date of birth, Social Security number, driver’s license number, account number, credit or debit card information (including without limitation card account number, personal identification number, card validation code or value, and magnetic stripe data), health or medical information or one or more factors specific to physical, psychological, mental, economic, cultural or social identity or any other unique identifier). Personal Data shall include any non-public personal information regarding any individual that is subject to applicable national, state, regional, and/or local laws and regulations governing the privacy, security, confidentiality and protection of non-public personal information.

1.5

“Restricted Business Data” shall mean information for a limited audience within the Landlord which is protected by legal or contractual constraints and/or subject to substantial cyber security concerns, and is related to internal business circumstances or practices. Unauthorized disclosure of this information would have a moderate or high potential of adversely impacting the organization, its customers, its employees and/or its business partners. This information includes, but is not limited to, authorized access lists, disaster recovery plans, incident response plans, non-public financial information, network diagrams, shared account passwords, equipment layout diagrams or system log files.

Exhibit I – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

2.	PURPOSE LIMITATION.

2.1

Tenant and its employees, agents, consultants and subcontractors shall hold in strict confidence: any and all Landlord Data (whether in individual or aggregate form and regardless of the media in which it is contained) that may be disclosed at any time to Tenant or its employees, agents, consultants or subcontractors by Landlord or its employees, agents, consultants or Tenants in anticipation of, in connection with or incidental to the performance of services for or on behalf of Landlord and shall treat Landlord Data as Confidential Information.

2.2

Tenant shall only collect, process, store, use, disclose and dispose of Landlord Data for the benefit of Landlord and, except with the prior written consent of Landlord, only for the purpose of performing services for or on behalf of Landlord in compliance with Landlord’s written instructions and for no other purpose.

2.3	Tenant shall not:

2.3.1

Sell, share, or otherwise transfer or disclose any Landlord Data to any other party without prior express written consent from Landlord, except as specifically permitted under or required by Applicable Law;

2.3.2	Send or provide any marketing or promotional communications to Landlord employees without Landlord’s explicit written consent;

2.3.3	Aggregate, combine or anonymize Landlord Data with any other data without prior express written consent from Landlord; and

2.3.4

Subcontract any of its rights or obligations under this Agreement without the prior express written consent of Landlord. Where Tenant subcontracts its obligations under this Agreement, it will do so only by way of a written agreement with its contractor that imposes privacy and security obligations on the contractor that are no less restrictive than the obligations of Tenant under this Agreement with respect to such contractor’s access to and use of Landlord Data, if any. Where the contractor fails to fulfill its obligations under any subcontracting agreement, Supplier will remain fully liable to Landlord for the fulfillment of its obligations under this Agreement.

2.4

Data Ownership. As between Tenant and Landlord, Landlord is the owner of any and all Landlord Data, and Tenant shall have no ownership rights or interest in such Landlord Data. Tenant shall not assert or attempt to assert any ownership rights with respect to Landlord Data.

3.

COMPLIANCE WITH APPLICABLE LAW. Tenant shall comply with all laws and regulations, that relate to the privacy, data protection, electronic storage, confidentiality or security of Personal Data and apply to Tenant’s role as a supplier of the services (“Applicable Laws”) –which may include, without limitation, (i) U.S. state security breach notification laws; laws imposing minimum security requirements; laws requiring the secure disposal of records containing certain Personal Data; and all other similar federal, state,

Exhibit I – Page 2

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

and local requirements; (ii) all applicable international laws, regulations and requirements including without limitation European Union Directives governing general data protection (Directive 1995/46/EC), electronic commerce (Directive 2002/58/EC), data retention (Directive 2006/24/EC) and the General Data Protection Regulation (Regulation EU 2016/679); (iii) electronic storage industry standards concerning privacy, data protection, confidentiality or information security; (iv) U.S. state data protection laws including, without limitation Massachusetts 201 CMR 17.00 – 17.05 Standards for the Protection of Personal information of Residents of the Commonwealth; (v) applicable provisions of the U.S. Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act; and, (vi) as applicable, the provisions of the Payment Card Industry Data Security Standard. Upon request from Landlord, Tenant will provide a copy of the Tenant’s Attestation of Compliance and supporting documents to Landlord.

3.1

Notwithstanding any other provision of the Lease to the contrary, Tenant further agrees that it and its affiliates will protect Confidential Information consisting of proprietary customer information from disclosure as required by Public Utility Commission of Texas Substantive Rule 25.472, and will comply with the customer confidentiality provisions set forth in the rule as if Tenant were a retail electric provider.

4.

TRANSFER OF PERSONAL DATA. Tenant will store Personal Data only within such country or countries expressly designated as the primary hosting location for the Services in the applicable SOW. Neither Tenant nor its Agents shall undertake any cross-border transfer(s) of Personal Data, except where Tenant has obtained Landlord’s prior written consent and has demonstrated, to Landlord’s satisfaction, that an appropriate data transfer agreement or other mechanism in compliance with Applicable Laws is in place, and subject, in all respects, to Tenant’s Information security program and any of Tenant’s obligations to protect the security and privacy of such Personal Data. In the event that Tenant discovers or reasonably believes that any Personal Data has been or is being Processed in jurisdictions other than as permitted under this Agreement, such Processing shall be deemed an Information Security Incident, and Tenant shall provide such notice to Landlord and take such actions as further described in Section 5.3

5.	SECURITY.

5.1

Security Program. Tenant shall maintain or cause to be maintained a comprehensive written information security program that complies with all Applicable Laws, is designed to ensure the security and confidentiality of all Landlord Data from unauthorized access, destruction, use, modification and disclosure, and provides for a cyber Information Security Incident response.

5.2

Security Measures. Tenant shall take appropriate and commercially reasonable measures, including, without limitation, administrative, physical, technical (including electronic), and procedural safeguards. Such safeguards shall include, but not be limited to:

Exhibit I – Page 3

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

5.2.1

Encryption of data at rest and in transit via a solution that meets the then-current version of the requirements set forth in US Federal Information Processing Standard (FIPS) Publication 140, designed to protect the Personal Data against any Information Security Incident;

5.2.2

Maintenance of proper change control procedures and segregation of duties, including separate development, test and operational facilities to reduce the risk of unauthorized access of changes to the operational system(s);

5.2.3

Implementation of programs to ensure that Personal Data is only available to Tenant personnel who have a legitimate business need to access the Personal Data, who are bound by legally enforceable confidentiality obligations, and who have received training on the data protection policies and procedures as applicable to this Agreement;

5.2.4

Protection of Landlord’s systems and applications with controls including use of firewalls, current anti-virus and malware software, patching, monitoring of network logs, and performance of regular penetration tests or vulnerability scans;

5.2.5	Maintenance of security perimeters that protect areas that contain information and information processing facilities, and ensures that only authorized personnel are allowed access; and

5.2.6

Policies and procedures (including geographic redundancy, as required by Landlord) for responding to an emergency or other occurrence that can compromise the privacy, confidentiality, integrity or availability of Landlord Data or damage to Landlord’s information systems, providing for retrieval of Landlord Data and restoration of any loss of Landlord Data.

5.3	Security Incident Response and Notification.

5.3.1

Tenant will promptly, but in no event later than 24 hours after Tenant becomes aware or suspects an Information Security Incident, notify Landlord in writing of any Information Security Incident of which Tenant becomes aware or suspects. Such notification shall be made to the Landlord’s Chief Information Security Officer by telephone and in writing via e-mail. The notice will summarize in reasonable detail the nature of the Information Security Incident, the suspected data that is lost, stolen or compromised, if known, and the corrective action taken or to be taken by Tenant.

5.3.2

Tenant will promptly (i) investigate such Information Security Incident and conduct a reasonable analysis of the cause(s) of such Information Security Incident; (ii) provide periodic updates of any ongoing investigation to Landlord; (iii) develop and, as approved by Landlord, implement an appropriate plan to remediate the cause of such Information Security Incident, including but not limited to, development and/or delivery of notices, as approved by Landlord, to affected individuals, establishing and operating toll-free telephone numbers for affected individuals to receive specific information and assistance, procurement of credit monitoring, credit or identity repair services and identity theft insurance for affected individuals; and (iv) cooperate with the Landlord’s reasonable

Exhibit I – Page 4

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

investigation or efforts to comply with any notification or other regulatory requirements applicable to such Information Security Incident, including obtaining Landlord’s prior written approval of any notifications that refer to any of the Landlord Group. All information relating to each Information Security Incident must be retained by Tenant until Landlord has specifically consented in writing to its destruction. Unless otherwise approved by Landlord in writing, in the event of an Information Security Incident, Tenant shall not, and shall not allow any of the Tenant Group, to refer to any of the Landlord Group or otherwise identify Landlord Group in any statement, press release or other public communication.

5.3.3

Any notifications to Landlord’s customers or employees regarding Information Security Incidents will be handled exclusively by Landlord, unless otherwise directed by Landlord, and Tenant may not under any circumstances contact Landlord’s customers or employees relating to such Information Security Incident unless Tenant is under a legal obligation to do so, in which event (i) Tenant must provide Landlord with notice promptly after concluding that Tenant have the legal obligation to notify such customers or employees of Landlord, and explain in such notice the basis for the legal obligation; and (ii) Tenant shall limit the notices to such customers and employees of Landlord to those required by the legal obligation or as approved by Landlord. Tenant shall reasonably cooperate in connection with notices to Landlord’s customers and employees regarding an Information Security Incident and Tenant shall assist with sending such notices if so requested by Landlord. To the extent that any notices to Landlord’s customers or employees references Tenant, no such reference will be included unless it is either required by law or pre-approved by Tenant.

6.

ACCESS REQUESTS. Tenant will promptly notify Landlord of any request for access to any Landlord Data from any third person or any government official unless prohibited by applicable law. Tenant will notify Landlord of any warrant, subpoena, or other request to Tenant regarding any Landlord Data no later than five (5) business days following receipt, unless prohibited by applicable law. Tenant will comply with any reasonable preservation requests from Landlord regarding Landlord Data and will provide reasonable support to the Landlord’s efforts to comply with third party requests if Landlord cannot otherwise reasonably obtain such information.

7.	RETENTION, RETURN AND DELETION OF LANDLORD DATA.

7.1	Retention. Tenant shall not retain Landlord Data any longer than is reasonably necessary to accomplish the intended purposes for which the data was processed pursuant to this Agreement.

7.2

Return and Deletion. When Landlord Data are no longer necessary for the purposes set forth in the Lease or promptly upon the expiration or termination of the Lease, whichever is earlier, or at an earlier time as Landlord requests in writing, Tenant will (i) provide to Landlord all or, if specified by Landlord, any part of the Landlord Data; and (ii) destroy all, or if specified by the Landlord, any part of the Landlord Data in Tenant’s possession in accordance with the National Institute of Standards and Technology (NIST) Special Publication 800-88, Guidelines for Media Sanitization) standards and a certification of destruction should be provided by Tenant.

Exhibit I – Page 5

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

8.

REQUIREMENT TO PROVIDE ATTESTATIONS, INDEPENDENT SECURITY AUDIT AND ASSESSMENT REPORTS. Tenant agrees to provide Landlord any documentation reasonably requested by Landlord to support Tenant’s information security and data privacy practices, including without limitation: SSAE16 report, ISO 27002 Certification, PCI-DSS Report on Compliance (ROC) or Attestations of Compliance (AOC), TRUSTe, WebTrust or other similar privacy seals and independent 3rd-party audit reports. Further, Tenant represents, as of the date hereof, that Tenant has provided to Landlord a completed copy of Landlord’s Vendor Risk Assessment Questionnaire and that the responses provided in such Vendor Risk Assessment Questionnaire are current, accurate, complete, and applicable to the Work under this Agreement as of the date hereof.

8.1

Audit. Landlord will have the right to verify Tenant’s compliance with the terms of this Attachment or to appoint a third party under reasonable covenants of confidentiality to verify the same on Landlord’s behalf. Tenant agrees to provide reasonable assistance to Landlord in facilitating this verification function. Any verification process performed pursuant to this section shall (i) be conducted with thirty (30) days prior notice and no more frequently than once in any twelve (12) month period unless material deficiencies are identified in a prior verification exercise; (ii) be conducted in a manner designed to not unreasonably interfere with the normal conduct of Tenant’s business, and (iii) be conducted in a manner designed to not compromise the security or confidentiality of any data of Tenant’s customers other than the Landlord or cause Tenant to breach any obligation of confidentiality owed to its customers other than the Landlord.

Exhibit I – Page 6

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT J

Interconnection Electric Facilities

The interconnection electric facilities at the [***] [***] Power Plant ([***]) to provide the delivery of power to Cipher Mining will consist of the following equipment and materials:

Structures and Equipment Civil Foundations listed as follows:

EXISTING [***] SWITCHING STATION:

One (1) 345-kV H-Frame Dead-end (Drilled Shaft Supported)

Five (5) 345-kV 1 Ph. Low Bus Supports (Drilled Shaft Supported)

One (1) 345-kV 3 Ph. Low Switch Support (Drilled Shaft Supported)

One (1) 345-kV Breaker (Drilled Shaft Supported)

One (1) Transclosure (Slab Supported)

One (1) Pad-mount SSVT (Slab Supported)

TRANSMISSION:

One (1) 345-kV Monopole Turning Structure (Drilled Shaft Supported)

GREENFIELD CIPHER INTERCONNECTION ELECTRIC FACILITIES:

One (1) 345-kV H-Frame Dead-end (Drilled Shaft Supported)

Five (5) 345-kV 1 Ph. High Bus Supports (Drilled Shaft Supported)

Three (3) 345-kV 1 Ph. Bi-Level Bus Supports (Drilled Shaft Supported)

Six (6) 345-kV 1 Ph. Low Bus Supports (Drilled Shaft Supported)

One (1) 345-kV 3 Ph. High Switch Support (Drilled Shaft Supported)

One (1) 345-kV Breaker (Drilled Shaft Supported)

One (1) Transformer (Slab Supported)

One (1) 34.5-kV 3 Ph. Metering CT Support (Drilled Shaft Supported)

One (1) 34.5-kV 3 Ph. Switch Support (Drilled Shaft Supported)

One (1) 34.5-kV Two-Feeder Capacity Distribution Bay (Drilled Shaft Supported)

Two (2) 34.5-kV Feeder Breakers (Slab Supported)

Two (2) 34.5-kV 3 Ph. Feeder/U.G. Riser Supports (Drilled Shaft Supported)

One (1) Control Enclosure (Drilled Shaft Supported)

Two (2) Control Enclosure Stairs (Slab Supported)

One (1) Station Lightning Mast (Drilled Shaft Supported.

•

One (1) transformer foundation concrete slab with oil containment basin sized for 100% of the oil volume of the equipment plus the 25-year/24-hour rainfall. The oil containment basin will consist of the SC-3900 Containment Wall System by Basic Concepts, Inc. consists of a synthetic liner and concrete masonry unit wall system with a passive hydrocarbon flow filter that allows water to escape the containment area. This system is a fully encapsulated wall system providing chemical resistant containment.

Interconnection Electric Facilities Components as follows:

EXISTING [***] SWITCHING STATION:

One (1) 345-kV 3Ph Disconnect Switch & Motor Operator (Switch Str mounted)

One (1) 345-kV 3 Ph Circuit Breaker

One (1) 345-kV 3Ph Disconnect Switch & Motor Operator (H-Frame mounted)

One (1) Transclosure

One (1) 345-kV H-Frame Dead-end structure

Five (5) 345-kV 1 Ph. Low Bus Support structure

One (1) 345-kV 3 Ph. Low Switch Support structure

One (1) 480VAC/240VAC Pad-mount SSVT

Exhibit J – Page 1

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Three (3) 209-kV MCOV station class surge arresters (H-Frame mounted)

Eight (8) 345-kV, 1300kV BIL station class post insulators for bus supports & H-Frame.

Eighteen (18) 345-kV, 1300kV BIL station class post insulators for disconnect switches.

Rigid bus and hardware. All 345-kV rigid bus shall be 4-inch schedule 80 Aluminum tube with 795kcmil ACSR dampening wire.

Jumper conductor and hardware. Bundled 2/phase 1590kcmil AAC installed for all series jumper connections. Single 1/phase 2000kcmil AAC installed for all EHV shunt jumper connections.

Grounding grid connections.

Station yard raceway system from the transclosure to equipment: newly installed yard pull-box. Final routes from pullbox to equipment to be schedule 40 PVC conduit direct buried below ground and rigid galvanized steel or liquid-tight flexible metallic conduit above ground.

Shielded cable for all cables runs inside the switching station and control building.

The [***] switchyard station service shall consist of two 50kVA SSVT feeds for primary and backup power. The primary source fed from the existing generation facility MCC to a designated location within the existing [***] switchyard. The backup source fed from the local utility distribution brought into the proximity of the station for continuation to the Transclosure AC Panel/Safety Disconnect Switch.

Yard lighting: LED fixtures with AC supply feed from the Transclosure AC panel.

Communications Fiber Optic cables between the CIPHER Interconnection Electric Facilities and [***] switching station.

TRANSMISSION:

345-kV Strain Insulators, dead-end bodies, conductor, and hardware for slack spans between the existing [***] switching station and the greenfield CIPHER Interconnection Electric Facilities. Bundled 2/phase 954kcmil ACSS/TW installed for all slack spans.

One OPGW and one 3/8 EHS shield wire per three phase slack span between the existing [***] switching station and the greenfield CIPHER Interconnection Electric Facilities.

GREENFIELD CIPHER INTERCONNECTION ELECTRIC FACILITIES:

•

One (1) each step down transformer, 345-KV to 34.5-KV, 222-MVA rated oil filled with all auxiliary equipment including oil coolers, fans, HV and LV surge arrestors mounted, bushings, instrumentation and controls, cables, electrical connectors, and junction boxes.

Three (3) 209-kV MCOV station class surge arresters (H-Frame mounted)

One (1) 345-kV 3-Ph Disconnect Switch & Motor Operator (H-Frame Str mounted)

Three (3) 345-kV 1-Ph CCVT’s (H-Frame Mounted)

One (1) 345-kV 3-Ph Disconnect Switch & Motor Operator (High Switch Str mounted)

One (1) 345-kV 3-Ph Circuit Breaker

Three (3) surge arresters for the 345-kV transformer high-side (part of the transformer).

Twenty (20) 345-kV, 1300kV BIL station class post insulators for bus supports and H Frame.

Eighteen (18) 345-kV, 1300kV BIL station class post insulators for disconnect switches.

Three (3) 34.5-kV 1-Ph Metering CT’s (Str mounted)

One (1) 34.5-kV 3-Ph Disconnect Switch (Switch Str mounted)

Three (3) 34.5-kV 1-Ph Bus PT’s (Distribution Bay Str mounted)

Fuses, fuse links and fused disconnects for 34.5-kV Bus PT’s and SSVT’s.

Two (2) 34.5-kV 3-Ph Feeder Circuit Breakers

Six (6) 24.4-kV MCOV station class surge arresters (Distribution structure mounted)

Eighteen (18) 34.5-kV, 200kV BIL station class post insulators for Distribution structure and Feeder Exit structures.

Three (3) surge arresters for the 34.5-kV transformer low-side (part of the transformer).

Twelve (12) 34.5-kV 1-Ph hook-stick operated switches

One (1) 345-kV H-Frame Dead-end structure

Five (5) 345-kV 1 Ph. High Bus Support structures

Three (3) 345-kV 1 Ph. Bi-Level Bus Support structures

Six (6) 345-kV 1 Ph. Low Bus Support structures

Exhibit J – Page 2

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

One (1) 345-kV 3 Ph. High Switch Support structure

One (1) 34.5-kV 3 Ph. Metering CT Support structure

One (1) 34.5-kV 3 Ph. Switch Support structure

One (1) 34.5-kV Distribution Bay structure

Two (2) 34.5-kV 3 Ph. Feeder/U.G. Riser Supports structures

One (1) Shield Wire Pole

One (1) Control Building Enclosure

Junction Boxes for all secondary cabinets.

Rigid bus and hardware. All 345-kV rigid bus: 4-inch schedule 80 Aluminum tube with 795kcmil ACSR dampening wire. The 34.5-kV main rigid bus: 5-inch schedule 80 Aluminum tube with 795kcmil ACSR dampening wire. The 34.5-kV feeder rigid bus: 4-inch schedule 80 Aluminum tube with 795kcmil ACSR dampening wire.

Jumper conductors and hardware. 1590kcmil AAC installed for all series jumpers. Where EHV design is required, bundled 2/phase 1590 AAC welded jumpers will be installed. Where 4000A distribution level design is required, bundled 3/phase 1590 AAC bolted jumpers shall be installed. Where 2000A distribution level design is required, bundled 2/phase 1590 AAC bolted jumpers shall be installed. Single 1/phase 2000kcmil AAC shall be installed for all EHV shunt jumper connections. Single 1/phase 477kcmil AAC shall be installed for all non-EHV shunt jumper connections.

Grounding system designed using IEEE 80 and per any requirements based on the soil resistivity.

Lightning protection design based on the IEEE Rolling Sphere Method utilizing the lightning spikes and overhead shield wires at the H-Frame dead-end structures as well as any freestanding masts and 3/8 EHS shield wire(s).

Substation yard raceway system design from the control enclosure to equipment utilizing cable trench with open bottom and removable covers. Final routes from trench to equipment to be schedule 40 PVC conduit direct buried below ground and liquid tight flexible metal conduit above ground.

Shielded cable for all cables run inside the substation and control building.

The switchyard station service consisting of two (2) 34.5/19.22-kV Station Service Transformers for primary and backup station power. The primary source will be fed from Transformer #1 low-side. The backup source will be fed from the local utility distribution brought into the proximity of the substation for continuation from the safety disconnect switch.

Yard lighting: LED fixtures with AC supply via control enclosure AC panel.

Control Enclosure

Control enclosure: complete with foundation, structural, HVAC, lighting, electrical, grounding,

cable trays, and also including the following major components:

GREENFIELD CIPHER INTERCONNECTION ELECTRIC FACILITIES:

125VDC independent DC system including 150 amp-hour (60 cell) batteries, 16 amp battery charger, and fused battery disconnect switch.

One (1) 240/120V single-phase AC system including station service fused disconnect switches, and automatic transfer switches.

One (1) Transformer protection panel with primary and secondary relays, utilizing SEL- 487E primary and SEL-387E backup.

One (1) Feeder control/protection panel with one SEL-351S per feeder (two total) and SEL-735 SCADA meter.

One (1) communication/RTU rack.

The control enclosure shall have the capacity for the addition of four future panel spaces.

Transclosure

Switching station control enclosure: Control enclosure will be complete with foundation, structural, HVAC, lighting, electrical, grounding, cable trays with the following major components:

EXISTING [***] SWITCHING STATION:

125VDC independent DC system including batteries, battery charger, and battery disconnect switch.

Amp-hour rating of batteries to be determined during detailed design.

Exhibit J – Page 3

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

One (1) 240/120V single-phase AC system including station service fused disconnect switches, and automatic transfer switch.

One (1) Line protection panel with primary and secondary relays, utilizing SEL-411L primary relays and SEL-311L backup relays using step distance protection.

One (1) communication/RTU rack with two fiber patch panels.

Network Integration & Automation

Patch panels assigned for telecom fiber.

Fiber routes between the dead-end structures and the communications cabinet at CIPHER Interconnection Electric Facilities and [***] switching station.

Fiber routes within control houses and substation yard at CIPHER and [***] switching station.

Splices for fiber cables.

Terminations of fibers at fiber optic patch panels.

Terminations of fibers at SB01 splice enclosures.

New fiber patch cables for new equipment.

Serial and fiber communication between new relays with new and existing RTUs.

Serial to fiber transceivers for communications between the CIPHER Interconnection Electric Facilities RTU and SEL-3530 RTAC-B2 RTU in the [***] switching station.

Serial to fiber transceivers for communications between the SEL-311L and SEL- 411L relays in the transclosure and [***] switching station’s SEL-3530 RTAC-B2 RTU.

Serial communication cable routes at the CIPHER Interconnection Electric Facilities for devices connected to the SEL-3530 RTAC RTU.

Configured relay communication settings for communication with the SEL-3530 RTAC at the CIPHER Interconnection Electric Facilities and the SEL-3530 RTAC-B2 at the [***] switching station. Commissioning testing provided.

Updated configuration of the existing SEL-3530 RTAC-B2 RTU in the [***] switching station to receive data from SEL-311L, SEL-411L, and SEL-3530 RTAC at the CIPHER Interconnection Electric Facilities.

Drawings/Documentation

a.	Relay one line
b.	Electrical arrangement
c.	Foundation layout
d.	Rigid bus analysis
e.	Major Equipment bill of materials
f.	Lightning shielding calculations
g.	Lighting calculations
h.	AC and DC load calculations, battery, and battery charger sizing calculations
i.	Control building layout
j.	Panel elevations and bill of materials
k.	Station phasing diagram
l.	Shield wire sag / tension calculations
m.	Site grading drawings
n.	Foundation layout
o.	Oil containment drawing
p.	Steel Structure Exhibits
q.	Rigid bus analysis
r.	Electrical elevation views with item callouts
s.	Electrical bill of materials
t.	Lightning shielding calculations and coverage drawing
u.	Lighting drawing

Exhibit J – Page 4

*** Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

v.	Ground grid layout
w.	Ground grid calculations
x.	Conduit layout and schedule
y.	Cable trench layout
z.	Conduit fill calculations
aa.	Below grade bill of materials
bb.	AC and DC load calculations, battery, and battery charger sizing calculations
cc.	Voltage drop calculations.
dd.	Control building layout
ee.	Panel elevations and bill of materials
ff.	Schematics and wiring drawings based on relay one line.
gg.	Relay communication block diagram and schematic drawings
hh.	Cable schedule
ii.	Electrical connection details
jj.	Grounding connection details
kk.	Foundation detail drawings
ll.	Foundation design calculations
mm.	Conduit details
nn.	Equipment vendor drawings
oo.	Control building vendor drawings, including HVAC calculations and final bill of
pp.	materials
qq.	Structural calculations for standard shape structures (see optional scope
rr.	below)
ss.	Panel wiring drawings.
tt.	Outdoor equipment connection diagrams
uu.	ii. RTU SCADA points list
vv.	RTU programming file
ww.	Transformer drawings
xx.	Close out documentation and as-builts.
yy.	Protection Relay Settings
zz.	Equipment O&M documents as provided by equipment suppliers.

Exhibit J – Page 5